UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue

Needham, MA 02494

(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Tripadvisor, Inc., a Delaware corporation (the “Company”), was held on June 6, 2023 (the “Annual Meeting”). According to the inspector of elections, the stockholders present by proxy represented 235,876,872 shares of common stock (generally entitled to one vote per share), including 12,799,999 shares of Class B common stock (generally entitled to ten votes per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1—Election of Directors. The stockholders voted on the election of ten directors of the Company, seven of whom were elected by holders of common stock and Class B common stock voting together as a single class (“Combined Stock Nominees”), and three of whom were elected by holders of common stock only (“Common Stock Nominees”), each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. Stockholders voted as follows:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Combined Stock Nominees
Gregory B. Maffei	164,504,647	59,408,268	11,963,957

Matt Goldberg	190,615,311	33,297,604	11,963,957

Jay C. Hoag	185,319,260	38,593,655	11,963,957

Betsy L. Morgan	186,864,023	37,048,892	11,963,957

M. Greg O’Hara	189,500,513	34,412,402	11,963,957

Albert E. Rosenthaler	185,382,210	38,530,705	11,963,957

Jane Jie Sun	168,516,428	55,396,487	11,963,957

Common Stock Nominees
Trynka Shineman Blake	58,921,606	36,991,319	11,963,957

Jeremy Philips	50,899,909	45,013,016	11,963,957

Robert S. Wiesenthal	51,628,079	44,284,846	11,963,957

Accordingly, the foregoing nominees were elected to the Company’s board of directors.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders voted on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
235,214,122	540,446	122,304	0

Accordingly, the appointment of independent registered public accounting firm was ratified.

Proposal 3— Approval of the redomestication of the Company to the State of Nevada by conversion. The stockholders voted on the approval the redomestication of the Company to the State of Nevada by conversion (“Redomestication”) and on the adoption of the resolution of the Board of Directors approving the Redomestication. The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
150,522,811	73,292,135	97,969	11,963,957

Accordingly, the Redomestication was approved and the resolution of the Board of Directors was adopted.

Proposal 4—Approval of the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan. The stockholders voted on the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan, as described in the Company’s proxy statement. The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
164,774,141	59,013,673	125,101	11,963,957

Accordingly, the Company’s 2023 Stock and Annual Incentive Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: June 12, 2023	By:	/S/ Linda C. Frazier
Linda C. Frazier
Chief Compliance Officer

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